Exhibit 10.14

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “Amendment”) is entered into as of October 24, 2017 by and between SNH MEDICAL OFFICE PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and SEATTLE GENETICS, INC., a Delaware corporation (“Tenant”).

WHEREAS, WCM Highlands II, LLC (“Original Landlord”) and Tenant entered into that certain Office Lease dated May 9, 2011 (the “Lease”) for certain premises (the “Premises”) located at 21717 30th Drive SE, Bothell, Washington; and

WHEREAS, Landlord succeeded to the interest of Original Landlord under the Lease; and

WHEREAS, the parties desire to amend the Lease to extend the term thereof and in certain other respects, subject to and upon the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.    Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.    The Term of the Lease is hereby extended for a period of six (6) years and shall expire on June 30, 2024.

3.    For the portion of the Term of the Lease commencing on July 1, 2018, Tenant shall pay Base Rent in accordance with the schedule below:

Dates	Base Rent per annum	Monthly Installments
7/1/18 – 6/30/19	[*]	[*]
7/1/19 – 6/30/20	[*]	[*]
7/1/20 – 6/30/21	[*]	[*]
7/1/21 – 6/30/22	[*]	[*]
7/1/22 – 6/30/23	[*]	[*]
7/1/23 – 6/30/24	[*]	[*]

4.    Tenant shall continue to have the option to extend the Term of the Lease as set forth in “Options to Extends” in Section 1.A of the Lease; provided, however, that said Section 1.A shall be amended to provide that Tenant shall have [*] option to extend the Term for a period of [*].

5.    For the portion of the Term of the Lease commencing on July 1, 2018, the definition of “Cap on Management Fee” as set forth in Section 1.A of the Lease shall be amended to be [*] of net rental income of the Building.

6.    Reference is hereby made to that certain lease dated December 1, 2000, as amended (as so amended, the “21823 Lease”) between Landlord and Tenant for premises located at 21823 30th Drive SE, Bothell, Washington (the “21823 Premises”). Landlord and Tenant shall, simultaneously with the execution of this Amendment, enter into an amendment to the 21823 Lease (the “21823 Amendment”), which 21823 Amendment shall provide for Landlord to make available to Tenant, subject to the terms of, and as defined in, the 21823 Amendment, a tenant improvement allowance (“Landlord’s Contribution”) to reimburse Tenant for the cost of performing certain alterations and improvements to the Premises and/or the 21823 Premises, as defined therein. The provisions relating to Tenant’s Work (as defined in the 21823 Amendment) in the 21823 Amendment shall be deemed incorporated in this Amendment as the same may apply to the Premises. There shall be no separate tenant improvement allowance made available to Tenant pursuant to this Amendment. Notwithstanding the foregoing, if the 21823 Lease is terminated and there remains any portion of Landlord’s Contribution still payable and available for requisition with respect to the Premises (as set forth in the 21823 Amendment), then that portion of Landlord’s Contribution shall be made available to Tenant pursuant to the terms and conditions for reimbursement of Landlord’s Contribution as set forth in the 21823 Amendment, which terms and conditions are incorporated herein by reference and shall survive any termination or expiration of the 21823 Amendment.

7.    Section 10.1 of the Lease is hereby amended to provide that the parties to be named as Additional Insureds shall be Landlord, its mortgagees, the members of Landlord and The RMR Group LLC.

8.    Landlord’s address for notice, as set forth in Section 18.1 of the Lease, is hereby amended to be as follows:

SNH Medical Office Properties Trust

c/o The RMR Group LLC

8631 West 3rd Street, Suite 301E

Los Angeles, CA 90048

Attention: Vice President, Western Region

with a copy to:

The RMR Group LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458

Attention: Jennifer B. Clark

9.    Landlord’s address for the payment of rent, as set forth in Section 1 of the Lease, is hereby amended to be as follows:

SNH Medical Office Properties Trust

Dept. #600

P.O. Box 31001-2125

Pasadena, CA    91110-2125

10.    Section 1 of the Lease is hereby amended to provide that Landlord’s Property Manager is The RMR Group LLC.

11.    Tenant agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.    Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Amendment, other than Jones Lang LaSalle and Kidder Mathews (the “Brokers”), and in the event of any brokerage claims or liens against Landlord or the Project, other than by Jones Lang LaSalle and/or Kidder Mathews, predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien. Landlord shall pay brokerage commissions due as a result of this Amendment to the Brokers pursuant to separate agreements.

13.    As amended hereby, the Lease is hereby ratified and confirmed. In the event of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereunto have executed this Amendment as of the date first written above.

LANDLORD:

SNH MEDICAL OFFICE PROPERTIES TRUST

By:	The RMR Group LLC, its agent

	By:	/s/ Jennifer F. Francis
Jennifer F. Francis
Senior Vice President

TENANT:

SEATTLE GENETICS INC.

By:	/s/ Clay B. Siegall
Name:	Clay B. Siegall
Title:	President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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